Exhibit 3.3

BC Registry Services	Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor – 940 Blanshard Street Victoria, BC 250-356-8626

CERTIFIED COPY

Of a Document filed with the Province of

British Columbia Registrar of Companies

Notice of Articles BUSINESS CORPORATIONS ACT
CAROL PREST

This Notice of Articles was issued by the Registrar on: March 13, 2014 09:36AM Pacific Time

Incorporation Number: C0747719

Recognition Date and Time: Continued into British Columbia on February 2, 2006 12:47 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:

LYNDEN ENERGY CORP.

REGISTERED OFFICE INFORMATION

Mailing Address: 2900-595 BURRARD STREET PO BOX 49130 VANCOUVER BC V7X 1J5 CANADA	Delivery Address: 2900-595 BURRARD STREET PO BOX 49130 VANCOUVER BC V7X 1J5 CANADA

RECORDS OFFICE INFORMATION

Mailing Address: 2900-595 BURRARD STREET PO BOX 49130 VANCOUVER BC V7X 1J5 CANADA	Delivery Address: 2900-595 BURRARD STREET PO BOX 49130 VANCOUVER BC V7X 1J5 CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name:

Bereskin, Robert

Mailing Address: 2129 EAST 2100 SOUTH, STE. B SALT LAKE CITY UT 84109 UNITED STATES	Delivery Address: 2129 EAST 2100 SOUTH, STE. B SALT LAKE CITY UT 84109 UNITED STATES

Last Name, First Name, Middle Name:

McLennan, John

Mailing Address: 1419 MCCLELLAND ST. SALT LAKE CITY UT 84105 UNITED STATES	Delivery Address: 1419 MCCLELLAND ST. SALT LAKE CITY UT 84105 UNITED STATES

Last Name, First Name, Middle Name:

Andrews, Richard

Mailing Address: 120 HIGHWAY 28 STILLWATER COVE, UNIT 47 CRYSTAL BAY NV 89402 UNITED STATES	Delivery Address: 120 HIGHWAY 28 STILLWATER COVE, UNIT 47 CRYSTAL BAY NV 89402 UNITED STATES

Last Name, First Name, Middle Name:

Paton, Ron

Mailing Address: C/O OWEN BIRD LAW CORPORATION 2900-595 BURRARD STREET VANCOUVER BC V7X 1J5 CANADA	Delivery Address: C/O OWEN BIRD LAW CORPORATION 2900-595 BURRARD STREET VANCOUVER BC V7X 1J5 CANADA

Last Name, First Name, Middle Name:

Watt, Colin

Mailing Address: SUITE 1200 - 888 DUNSMUIR STREET VANCOUVER BC V6C 3K4 CANADA	Delivery Address: SUITE 1200 - 888 DUNSMUIR STREET VANCOUVER BC V6C 3K4 CANADA

Last Name, First Name, Middle Name:

Michaelis, Derek

Mailing Address: 10000 MEMORIAL DRIVE SUITE 550 HOUSTON TX 77024 UNITED STATES	Delivery Address: 10000 MEMORIAL DRIVE SUITE 550 HOUSTON TX 77024 UNITED STATES

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AUTHORIZED SHARE STRUCTURE

1. No Maximum	Common Shares	Without Par Value

With Special Rights or Restrictions attached

2. No Maximum	PREFERENCE Shares	Without Par Value

With Special Rights or Restrictions attached

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